SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 4, 2010

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 4, 2010, Edward H. Schaefer, of Eau Claire, WI, has assumed the role of Chief Executive Officer at Citizens Community Bancorp, Inc. and its wholly owned subsidiary, Citizens Community Federal.  Schaefer, a seasoned executive with many years in senior management positions, including ten years as President and/or CEO in the banking industry, has distinguished himself by successfully turning around banks facing challenges similar to those now faced by Citizens Community Federal.  Ed will work together with Tim Cruciani, President of Citizens Community Federal, to provide strategic leadership and expertise to management and the Board to establish a corporate culture built on a commitment to sustainable profitability, effective communications, transparency, accountability, while maintaining a strong compliance and credit culture.

Mr. Schaefer has been a director of Citizens Community Federal since October 1, 2009 and has served as a consultant to the bank since October 1, 2009.  Mr. Schaefer was with Silver Spring Foods/Huntsinger Farms, a farming and food manufacturing company that specializes in the production of horseradish, mustard, and sauces from May 2000 until October 2009, the last seven years serving as its President/Chief Executive Officer.  For the twelve years prior to Silver Spring Foods/Huntsinger Farms, Mr. Schaefer held positions of Vice-President and President of various Norwest Bank entities, most recently as President of Norwest Bank/Wells Fargo, in Eau Claire, Wisconsin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date:  January 8, 2010
BY/s/ John Zettler
    John Zettler, Chief Financial Officer